EXHIBIT 11

                              DOCUCON, INCORPORATED

                        COMPUTATION OF EARNINGS PER SHARE

                                   (Unaudited)

                                                                                   THREE MONTHS
                                                                                   ENDED MARCH 31
                                                                           ------------------------------
                                                                                1998         1997
                                                                           ------------      ------------
COMPUTATION OF BASIC EARNINGS (LOSS) PER SHARE:

    Net income (loss) from continuing operations ........................  $   (614,491)     $     98,091
      Less- Preferred stock dividend requirements .......................        (8,250)          (13,063)
                                                                           ------------      ------------
      Net income (loss) from continuing operations applicable to common
        stockholders ....................................................      (622,741)           85,028

      Loss from discontinued operations .................................          --            (142,193)
                                                                           ------------      ------------
      Net loss applicable to common stockholders ........................  $   (622,741)     $    (57,165)
                                                                           ============      ============
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING ...........    13,152,489        12,318,872
                                                                           ============      ============
  Basic earnings (loss) from continuing operations per common share .....  $       (.05)     $        .01

  Basic loss from discontinued operations per common share ..............          --                (.01)
                                                                           ------------      ------------
BASIC EARNINGS (LOSS) PER COMMON SHARE ..................................  $       (.05)     $       --
                                                                           ============      ============
COMPUTATION OF DILUTED EARNINGS (LOSS) PER SHARE:

  Net income (loss) from continuing operations ..........................  $   (614,491)     $     98,091
  Preferred stock dividend requirements .................................        (8,250)          (13,063)
  Increase applicable to common stock for preferred
    stock dividends not incurred upon assumed conversion
    of preferred stock ..................................................         8,250            13,063
                                                                           ------------      ------------
    Net income (loss) from continuing operations applicable
      to common stockholders used for computation .......................      (614,491)           98,091

  Net loss from discontinued operations applicable to common stockholders          --            (142,193)
                                                                           ------------      ------------
  Net loss applicable to common stockholders used for computation .......  $   (614,491)     $    (44,102)
                                                                           ============      ============
  Weighted average number of shares of common stock outstanding .........    13,152,489        12,318,872

  Weighted average incremental shares outstanding upon assumed conversion
    of options and warrants .............................................       331,818           605,707

  Weighted average incremental shares outstanding upon assumed conversion
    of the preferred stock ..............................................       399,996           630,364
                                                                           ------------      ------------
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK AND COMMON STOCK
  EQUIVALENTS OUTSTANDING USED FOR COMPUTATION ..........................    13,884,303        13,554,943
                                                                           ============      ============
    Diluted earnings (loss) from continuing operations per common share
      and common share equivalents ......................................  $       (.04)     $        .01

    Diluted loss from discontinued operations per common share and common
      share equivalents .................................................          --                (.01)
                                                                           ------------      ------------
DILUTED EARNINGS (LOSS) PER COMMON SHARE AND COMMON SHARE EQUIVALENTS (a)  $       (.04)(a)  $       --
                                                                           ============      ============

          (a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.